Exhibit 99.1

Boise Cascade Company

1111 West Jefferson Street Ste 300   PO Box 50   Boise, ID 83728

T 208 384 6161

News Release

Investor Relations Contact	Media Contact

Wayne Rancourt — 208 384 6073	John Sahlberg - 208 384 6451

For Immediate Release:  November 27, 2013

BOISE CASCADE COMPANY ANNOUNCES CLOSING OF EXCHANGE OFFER FOR ITS 6 3/8% SENIOR NOTES DUE 2020

BOISE, Idaho — Boise Cascade Company (Boise Cascade) (NYSE: BCC) today announced the completion of its offer to exchange any and all of its outstanding $50,000,000 aggregate principal amount of 6 3/8% Senior Notes due 2020 (the “Outstanding Notes”) for a like principal amount of new 6 3/8% Senior Notes due 2020 (the “Exchange Notes”).  The exchange offer expired at 11:59 p.m, New York City time, on November 26, 2013.

$49,990,000 in aggregate principal amount (or 99.98%) of the Outstanding Notes were tendered upon closing of the exchange offer.

Terms of the Exchange Notes are substantially identical to those of the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the Exchange Notes.  The Exchange Notes were issued under CUSIP number 09739D AA8.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security.

About Boise Cascade

Boise Cascade is a large vertically-integrated wood products manufacturer and building materials distributor with widespread operations in the United States and Canada.  Boise Cascade is headquartered in Boise, Idaho.